Exhibit (4)

Form of Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of             , 2022 (the “Agreement”), is by and between Brighthouse Funds Trust I (the “Selling Trust”) on behalf of its series PanAgora Global Diversified Risk Portfolio (the “Selling Portfolio”) and Brighthouse Funds Trust I (the “Buying Trust”) on behalf of its series PanAgora Global Diversified Risk Portfolio II (the “Buying Portfolio”) (formerly, AQR Global Risk Balanced Portfolio).

The reorganization contemplated by this Agreement (the “Reorganization”) consists of the transfer of all assets attributable to Class B shares of the Selling Portfolio in exchange for Reorganization Shares (as defined in paragraph 1) of Class B shares of the Buying Portfolio, the Buying Portfolio’s assumption of all liabilities of the Selling Portfolio and the distribution of the Reorganization Shares to the relevant Selling Portfolio shareholders in liquidation of the Selling Portfolio, all upon the terms and conditions set forth in this Agreement.

This Agreement is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any successor provision.

References to “shareholders” herein refer to separate accounts of insurance companies and/or to other permissible investors under relevant U.S. federal income tax rules.

The parties therefore agree as follows:

1. DEFINITIONS.

“Buying Portfolio Prospectus” means the prospectus and statement of additional information of the Buying Portfolio, as amended or supplemented from time to time.

“Closing” means the time at which the transaction contemplated by paragraph 4.1 is consummated.

“Closing Date” means the date on which the Closing occurs.

“Investments” means the Selling Portfolio’s investments that would be shown on its schedule of investments if such a schedule were prepared as of the close of business on the Valuation Date.

“Obligations” means all liabilities and obligations of the Selling Portfolio of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date.

“Reorganization Shares” means the shares of the Buying Portfolio to be issued to the Selling Portfolio in the Reorganization under this Agreement.

“Selling Portfolio Prospectus” means the prospectus and statement of additional information of the Selling Portfolio, as amended or supplemented from time to time.

“Valuation Date” means the business day preceding the Closing Date.

2. TRANSFER OF ASSETS OF THE SELLING PORTFOLIO IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND REORGANIZATION SHARES AND LIQUIDATION OF THE SELLING PORTFOLIO.

2.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)	The Selling Portfolio will transfer and deliver to the Buying Portfolio all its assets, as set forth in paragraph 2.2;

(b)	The Buying Portfolio will assume all Obligations of the Selling Portfolio; and

(c)

The Buying Portfolio will issue and deliver to the Selling Portfolio in exchange for the net assets attributable to its Class B shares a number of Reorganization Shares of Class B (including fractional shares, if any) determined by dividing the value of such net assets, computed in the manner and as of the time and date set forth in paragraph 3.1, by the net asset value of one Reorganization Share of Class B computed in the manner and as of the time and date set forth in paragraph 3.2. Such transactions shall take place at the Closing.

2.2.

The assets of the Selling Portfolio to be acquired by the Buying Portfolio shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets that are owned by the Selling Portfolio on the Closing Date, including any prepaid expenses, other than unamortized reorganizational expenses, shown as an asset on the books of the Selling Portfolio on the Closing Date. The Buying Portfolio agrees that all rights to indemnification and all limitations of liability existing in favor of the Selling Portfolio’s current and former trustees or directors and officers, acting in their capacities as such shall survive the Reorganization, and shall continue in full force and effect, without any amendment thereto. The Buying Portfolio further agrees that such rights and limitations may be asserted against the Buying Portfolio, its successors or assigns.

2.3.

As provided in paragraph 4.4, as soon after the Closing Date as is conveniently practicable, the Selling Portfolio will liquidate and distribute pro rata to its shareholders of record of its Class B shares, determined as of the close of business on the Valuation Date, the Reorganization Shares of Class B received by the Selling Portfolio pursuant to paragraph 2.1. Such liquidation and distribution will be accomplished by the transfer of the Reorganization Shares then credited to the account of the Selling Portfolio on the books of the Buying Portfolio to open accounts on the share records of the Buying Portfolio in the names of the Selling Portfolio’s shareholders and representing the respective pro rata number of Reorganization Shares due such shareholders. The Buying Portfolio shall not be obligated to issue certificates representing Reorganization Shares in connection with such exchange.

2.4.

With respect to Reorganization Shares distributable pursuant to paragraph 2.3 to a Selling Portfolio shareholder holding a certificate or certificates for shares of the Selling Portfolio, if any, on the Valuation Date, the Selling Portfolio will not permit such shareholder to receive Reorganization Share certificates therefor, to exchange such Reorganization Shares for shares of other investment companies, to effect an account transfer of such Reorganization Shares or to pledge or redeem such Reorganization Shares until such Selling Portfolio shareholder has surrendered all his or her outstanding certificates for Selling Portfolio shares or, in the event of lost certificates, posted adequate bond.

2.5.	After the Closing Date, the Selling Portfolio shall not conduct any business except in connection with its dissolution.

3. VALUATION.

3.1.

The value of the Selling Portfolio’s assets to be acquired by the Buying Portfolio hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date using the valuation procedures set forth in the organizational documents of the Buying Portfolio and/or the then current Buying Portfolio Prospectus for determining net asset value, after deduction for any expenses of the Reorganization contemplated hereby to be paid by the Selling Portfolio, and shall be certified by the Selling Portfolio.

3.2.

For the purpose of paragraph 2.1, the net asset value of a Reorganization Share of Class B shall be the net asset value per share computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the organizational documents of the Buying Portfolio and/or the Buying Portfolio Prospectus for determining net asset value.

4. CLOSING AND CLOSING DATE.

4.1.

The Closing Date shall be on such date as the Buying Portfolio and Selling Portfolio may agree. The Closing shall be held at the offices of the Buying Portfolio (or such other place as the parties may agree), at such time as the parties may agree.

4.2.

On the Closing Date, the Selling Portfolio’s assets, including all of the Selling Portfolio’s cash shall be delivered by the Selling Portfolio to the Custodian for the account of the Buying Portfolio. All portfolio securities so delivered to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940 (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “State Street Bank and Trust Company, custodian for the [Buying Portfolio].”

4.3.

In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Selling Portfolio or the Buying Portfolio is impracticable, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Selling Portfolio or the Buying Portfolio upon the giving of written notice to the other party.

4.4.

At the Closing, the Selling Portfolio or its transfer agent shall deliver to the Buying Portfolio or its designated agent a list of the names and addresses of the Selling Portfolio’s shareholders and the number of outstanding Class B shares of the Selling Portfolio owned by each Selling Portfolio shareholder, and indicating the number, if any, of such shares represented by an outstanding share certificate, all as of the close of business on the Valuation Date. On the Closing Date, the Buying Portfolio will provide to the Selling Portfolio evidence satisfactory to the Selling Portfolio that the Reorganization Shares issuable pursuant to paragraph 2.1 have been credited to the Selling Portfolio’s account on the books of the Buying Portfolio. On the Closing Date, the Buying Portfolio will provide to the Selling Portfolio evidence satisfactory to the Selling Portfolio that such Reorganization Shares have been credited pro rata to open accounts in the names of the Selling Portfolio’s shareholders as provided in paragraph 2.3.

4.5.

At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by paragraph 2.

5. REPRESENTATIONS AND WARRANTIES.

5.1.

The Selling Portfolio represents and warrants the following to the Buying Portfolio as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Selling Portfolio is a series of the Selling Trust and the Selling Trust is duly organized, validly existing and in good standing under the laws of its state of Delaware;

(b)

The Selling Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and, as applicable, the Selling Portfolio is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Selling Trust and the 1940 Act;

(c)

The Selling Portfolio is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Portfolio is a party or by which the Selling Portfolio is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)

The Selling Portfolio has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Selling Portfolio or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Selling Portfolio;

(e)

To the knowledge of the Selling Portfolio, except as has been disclosed in writing to the Buying Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Selling Portfolio, any of its properties or assets, or any person whom the Selling Portfolio may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Selling Portfolio is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Selling Portfolio, as of the last day of and for its most recently completed fiscal year, audited by the Selling Portfolio’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been filed with the Securities and Exchange Commission or furnished to the Buying Portfolio, fairly reflect the financial condition and results of operations of the Selling Portfolio as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Selling Portfolio has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Selling Portfolio’s most recently completed fiscal year;

(g)

Since the last day of the Selling Portfolio’s most recently completed fiscal year, there has not been any material adverse change in the Selling Portfolio’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Selling Portfolio of indebtedness, except as disclosed in writing to the Buying Portfolio. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(h)

The Selling Portfolio has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of its operations, and will continue to meet such requirements through the Closing Date;

(i)

For all taxable years and all applicable quarters of the Selling Portfolio since the commencement of its operations, the assets of the Selling Portfolio have been sufficiently diversified that each segregated asset account investing all its assets in the Selling Portfolio was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder;

(j)

As of the Closing Date, all federal, state and other tax returns and reports of the Selling Portfolio required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal, state and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof. All of the Selling Portfolio’s tax liabilities will have been adequately provided for on its books. To the best of the Selling Portfolio’s knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(k)

All issued and outstanding shares of the Selling Portfolio are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the most recent Selling Portfolio Prospectus) by the applicable Selling Trust and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Selling Portfolio are outstanding and none will be outstanding on the Closing Date;

(l)

The Selling Portfolio’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Selling Portfolio Prospectus, except as previously disclosed in writing to the Buying Portfolio;

(m)

The execution, delivery and performance of this Agreement has been duly authorized by the trustees of the Selling Portfolio, and, upon approval thereof by the required majority of the shareholders of the Selling Portfolio, this Agreement will constitute the valid and binding obligation of the Selling Portfolio enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(n)

The Reorganization Shares to be issued to the Selling Portfolio pursuant to paragraph 2 will not be acquired for the purpose of making any distribution thereof other than to the Selling Portfolio’s shareholders as provided in paragraph 2.3;

(o)

The information provided by the Selling Portfolio for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto;

(p)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Selling Portfolio of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act and state securities or “Blue Sky” laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(q)

On the Closing Date, the Selling Portfolio will have good and marketable title to its assets to be transferred to the Buying Portfolio pursuant to paragraph 2.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other of its assets and liabilities to be transferred to the Buying Portfolio pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the Buying Portfolio will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Buying Portfolio;

(r)

On the Closing Date, the Selling Portfolio will have sold such of its assets, if any, as are necessary based on information provided by the Buying Portfolio and contingent on the accuracy of such information to assure that, after giving effect to the acquisition of the assets of the Selling Portfolio pursuant to this Agreement, the Buying Portfolio, if classified as a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act, will remain a “diversified company” and in compliance in all material respects with such other investment restrictions as are set forth in the Buying Portfolio Prospectus, as amended through the Closing Date; and

(s)

No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Selling Portfolio or the Buying Portfolio, except as previously disclosed by the Selling Portfolio to the Buying Portfolio.

5.2.

The Buying Portfolio represents and warrants the following to the Selling Portfolio as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Buying Portfolio is a series of the Buying Trust and the Buying Trust is duly organized, validly existing and in good standing under the laws of Delaware;

(b)

The Buying Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Buying Portfolio, as applicable, is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Buying Trust and the 1940 Act;

(c)

On the Closing Date, the registration statement under the 1933 Act with respect to the Reorganization Shares will, as of the Closing Date, be in full force and effect and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Buying Portfolio or the Selling Portfolio, threatened by the

Securities and Exchange Commission, and such registration statement will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Buying Portfolio is a party that are not referred to in the Buying Portfolio Prospectus or in the registration statement of which it is a part;

(d)	On the Closing Date, the Buying Portfolio will have good and marketable title to its assets;

(e)

The Buying Portfolio is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Buying Portfolio is a party or by which the Buying Portfolio is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)

To the knowledge of the Buying Portfolio, except as has been disclosed in writing to the Selling Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Buying Portfolio, any of its properties or assets, or any person whom the Buying Portfolio may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Buying Portfolio is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Buying Portfolio, as of the last day of and for its most recently completed fiscal year, audited by the Buying Portfolio’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Selling Portfolio, fairly reflect the financial condition and results of operations of the Buying Portfolio as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Buying Portfolio has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Buying Portfolio’s most recently completed fiscal year;

(h)

Since the last day of the Buying Portfolio’s most recently completed fiscal year, there has not been any material adverse change in the Buying Portfolio’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Buying Portfolio of indebtedness, except as disclosed in writing to the Selling Portfolio. For the purposes of this subparagraph (h), any distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(i)

The Buying Portfolio has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements through the Closing Date;

(j)

For all taxable years and all applicable quarters of the Buying Portfolio since the commencement of its operations, the assets of the Buying Portfolio have been sufficiently diversified that each segregated asset account investing all its assets in the Buying Portfolio was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder;

(k)

As of the Closing Date, all federal, state and other tax returns and reports of the Buying Portfolio required by law to have been filed by such date (giving effect to extensions) shall have been filed and all federal, state and other taxes shown to be due on such returns and reports or any assessments received shall have been paid, or provisions shall have been made for the payment thereof. All of the Buying Portfolio’s tax liabilities will have been adequately provided for on its books. To the best of the Buying Portfolio’s knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(l)

All issued and outstanding shares of the Buying Portfolio are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Buying Portfolio Prospectus) by the Buying Portfolio and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common stock of the Buying Portfolio are outstanding and none will be outstanding on the Closing Date;

(m)

The Buying Portfolio’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Buying Portfolio Prospectus;

(n)

The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Buying Portfolio, and this Agreement constitutes the valid and binding obligation of the Buying Portfolio enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(o)

The Reorganization Shares to be issued and delivered to the Selling Portfolio pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Buying Portfolio, and will be fully paid and non-assessable (except as set forth in the Buying Portfolio Prospectus) by the Buying Portfolio, and no shareholder of the Buying Portfolio will have any preemptive right of subscription or purchase in respect thereof;

(p)

The information provided by the Buying Portfolio for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations applicable thereto; and

(q)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Buying Portfolio of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

6. COVENANTS OF THE SELLING PORTFOLIO AND THE BUYING PORTFOLIO.

The Selling Portfolio and the Buying Portfolio each hereby covenants and agrees with the other as follows:

6.1.

The Buying Portfolio and the Selling Portfolio will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

6.2.

To the extent shareholder approval of the transactions contemplated hereby is required under the 1940 Act, the Selling Portfolio, by applicable state law or the Selling Trust’s charter will call a meeting of its shareholders to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

6.3.

In connection with the Selling Portfolio shareholders’ meeting referred to in paragraph 6.2, if any, the Buying Portfolio will prepare a Prospectus/Proxy Statement for such meeting, to be included in a Registration Statement on Form N-14 (the “Registration Statement”), which the Buying Portfolio will prepare and file for registration under the 1933 Act of the Reorganization Shares to be distributed to the Selling Portfolio’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

6.4.

The information to be furnished by the Selling Portfolio for use in the Registration Statement, if any, and the information to be furnished by the Buying Portfolio for use in the Prospectus/Proxy Statement, if any, each as referred to in paragraph 6.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

6.5.

The Buying Portfolio will advise the Selling Portfolio promptly if at any time prior to the Closing Date the assets of the Selling Portfolio include any securities that the Buying Portfolio is not permitted to acquire.

6.6.

Subject to the provisions of this Agreement, the Selling Portfolio and the Buying Portfolio will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

6.7.

The Buying Portfolio will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or “Blue Sky” laws as it may deem appropriate in order to continue its operations after the Closing Date.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING PORTFOLIO.

The obligation of the Selling Portfolio to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Buying Portfolio of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.

The Buying Portfolio shall have delivered to the Selling Portfolio a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Selling Portfolio and dated as of the Closing Date, to the effect that the representations and warranties of the Buying Portfolio made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Buying Portfolio has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Selling Portfolio shall have received a favorable opinion of counsel to the Buying Portfolio, dated the Closing Date and in a form satisfactory to the Selling Portfolio, to the following effect:

(a)

The Buying Trust is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and, as applicable, the Buying Portfolio is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Buying Trust;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Buying Portfolio and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Selling Portfolio, is the valid and binding obligation of the Buying Portfolio enforceable against the Buying Portfolio in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Buying Portfolio has the power to assume the liabilities to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the Buying Portfolio will have duly assumed such liabilities;

(d)

The Reorganization Shares to be issued for transfer to the Selling Portfolio’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and, assuming receipt by the Buying Portfolio of the consideration contemplated hereby, fully paid and nonassessable shares in the Buying Portfolio, and no shareholder of the Buying Portfolio has any preemptive right of subscription or purchase in respect thereof; and

(e)	The execution and delivery of this Agreement did not, and the performance by the Buying Portfolio of its obligations hereunder will not, violate the Buying Portfolio’s organizational documents.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYING PORTFOLIO.

The obligations of the Buying Portfolio to complete the transactions provided for herein shall be subject, at its election, to the performance by the Selling Portfolio of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

8.1.

The Selling Portfolio shall have delivered to the Buying Portfolio a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Buying Portfolio and dated as of the Closing Date, to the effect that the representations and warranties of the Selling Portfolio made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Selling Portfolio has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

8.2.	The Buying Portfolio shall have received a favorable opinion of counsel to the Selling Portfolio dated the Closing Date and in a form satisfactory to the Buying Portfolio, to the following effect:

(a)

The Selling Trust is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Selling Portfolio, as applicable, is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Selling Trust;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Selling Portfolio and, assuming the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Buying Portfolio, is the valid and binding obligation of the Selling Portfolio enforceable against the Selling Portfolio in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Selling Portfolio has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Selling Portfolio will have duly transferred such assets to the Buying Portfolio; and

(d)	The execution and delivery of this Agreement did not, and the performance by the Selling Portfolio of its obligations hereunder will not, violate the Selling Portfolio’s organizational documents.

8.3.

On or prior to the Closing Date, the Selling Portfolio shall have declared and paid a dividend or dividends which, together with all previous distributions qualifying for the dividends-paid deduction, shall have the effect of distributing (i) all of the excess of (a) the Selling Portfolio’s interest income excludable from gross income under Section 103(a) of the Code over (b) the Selling Portfolio’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the Selling Portfolio’s investment company taxable income as defined in Section 852 of the Code, computed without regard to any deduction for dividends paid, and (iii) all of the Selling Portfolio’s net capital gain realized (after reduction for any capital loss carryover); the amounts in (i), (ii) and (iii) shall in each case include amounts for both (x) the Selling Portfolio’s taxable year that will end on the Closing Date, and (y) any prior taxable year of the Selling Portfolio, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

8.4.

The Selling Portfolio shall have furnished to the Buying Portfolio a certificate as to the adjusted tax basis and holding period in the hands of the Selling Portfolio of each of the securities delivered to the Buying Portfolio pursuant to this Agreement, and shall have delivered a copy of the tax books and records of the Selling Portfolio necessary for purposes of preparing any tax returns required by law to be filed by the Buying Portfolio after the Closing Date.

9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING PORTFOLIO AND THE BUYING PORTFOLIO.

The respective obligations of the Selling Portfolio and the Buying Portfolio hereunder are subject to the further conditions that on or before the Closing Date:

9.1.

This Agreement and the transactions contemplated herein shall have received all necessary shareholder approvals at the meeting of shareholders of the Selling Portfolio referred to in paragraph 6.2, if any.

9.2.

On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

9.3.

All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state “Blue Sky” and securities authorities) deemed necessary by the Selling Portfolio or the Buying Portfolio to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Selling Portfolio or the Buying Portfolio.

9.4.

The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.5.

The Selling Portfolio and the Buying Portfolio will receive an opinion of Ropes & Gray LLP (which opinion will be subject to certain qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations issued thereunder, current administrative rules, pronouncements and court decisions, although the matter is not free from doubt, generally for U.S. federal income tax purposes:

(a)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Selling Portfolio and the Buying Portfolio will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)

Under Sections 361 and 357 of the Code, the Selling Portfolio will not recognize gain or loss upon the transfer of all of its assets to the Buying Portfolio in exchange for Reorganization Shares and the assumption by the Buying Portfolio of all of the liabilities of the Selling Portfolio, or upon the distribution of the Reorganization Shares by the Selling Portfolio to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing of the tax year of the Selling Portfolio, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(c)	Under Section 354 of the Code, the shareholders of the Selling Portfolio will not recognize gain or loss upon the exchange of their Selling Portfolio shares for Reorganization Shares;

(d)

Under Section 358 of the Code, the aggregate tax basis of Reorganization Shares that the Selling Portfolio shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Selling Portfolio shares exchanged therefor;

(e)

Under Section 1223(1) of the Code, the Selling Portfolio shareholder’s holding period for the Reorganization Shares received in the Reorganization will include the shareholder’s holding period for the Selling Portfolio shares exchanged therefor, provided the shareholder held such Selling Portfolio shares as capital assets on the date of the exchange;

(f)

Under Section 1032 of the Code, the Buying Portfolio will not recognize gain or loss upon the receipt of assets of the Selling Portfolio in exchange for Reorganization Shares and the assumption by the Buying Portfolio of all of the liabilities of the Selling Portfolio;

(g)

Under Section 362(b) of the Code, the Buying Portfolio’s tax basis in the assets of the Selling Portfolio transferred to the Buying Portfolio in the Reorganization will be the same as the Selling Portfolio’s tax basis in such assets immediately prior to the Reorganization, adjusted for any gain or loss required to be recognized as described in the second bullet point above;

(h)

Under Section 1223(2) of the Code, the Buying Portfolio’s holding periods in the assets received from the Selling Portfolio in the Reorganization, other than certain assets with respect to which gain or loss is required to be recognized as described in the second bullet point above, will include the periods during which such assets were held or treated for federal income tax purposes as being held by the Selling Portfolio; and

(i)

The Buying Portfolio will succeed to and take into account the items of the Selling Portfolio described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

The opinion will be based on certain factual certifications made by the officers of the Selling Portfolio and the Buying Portfolio, and will also be based on customary assumptions. As applicable, the opinion may note and distinguish certain published authority. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. Opinions of counsel are not binding upon the IRS or the courts and there is no assurance that the Internal Revenue Service or a court would agree with the opinion.

9.6

At any time prior to the Closing, any of the foregoing conditions, except the conditions set forth in Section 9.5, of this Agreement may be waived jointly by the board of trustees of the Selling Portfolio and the Buying Portfolio, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Selling Portfolio or the Buying Portfolio.

10. BROKERAGE FEES AND EXPENSES.

10.1.

The Selling Portfolio and the Buying Portfolio each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

11.1.

The Selling Portfolio and the Buying Portfolio each agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2.

The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 2.1, 2.2, 2.3, 2.5, 6.4, 6.6, 10, 11, 14 and 15.

12. TERMINATION.

12.1.

This Agreement may be terminated by the mutual agreement of the Selling Portfolio and the Buying Portfolio. In addition, either the Selling Portfolio or the Buying Portfolio may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)

any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this paragraph 12.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If any transaction contemplated by this Agreement has not been substantially completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date with respect to that transaction, unless a later date is agreed to by both the Selling Portfolio and the Buying Portfolio.

12.2.

If for any reason any transaction contemplated by this Agreement is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

13. AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Selling Portfolio and the Buying Portfolio; provided, however, that no amendment that under applicable law requires approval by shareholders of the Selling Portfolio or the Buying Portfolio, as applicable, shall be effective without such approval having been obtained.

14. NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery, personal service or prepaid certified mail addressed to the Selling Portfolio or the Buying Portfolio, [                                ], Attention: Secretary.

15. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT.

15.1.	The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

BRIGHTHOUSE FUNDS TRUST I On behalf of the Buying Portfolio and the Selling Portfolio

Attested by:

Name:	By:
Name:
Title: